UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WPCS INTERNATIONAL INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	98-0204758
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer) Identification No.)

One East Uwchlan Avenue

Suite 301

Exton, PA 19341

(610) 903-0400

(Address, including zip code, and telephone number,

including area code of registrant’s principal executive offices)

Andrew Hidalgo, Chief Executive Officer

One East Uwchlan Avenue

Suite 301

Exton, PA 19341

(610) 903-0400

(Name, address, including zip code, and telephone number, including area code of agent for service)

Please send a copy of all communications to:

Marc J. Ross, Esq.

Thomas A. Rose, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

(212) 930-9700

(212) 930-9724 (Fax)

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if smaller reporting company)	Smaller reporting company ☒

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DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to Form S-3 (File No. 333-165927), which was declared effective by the Securities and Exchange Commission on April 20, 2010 (the “Registration Statement”), is being filed to deregister all unsold shares of common stock registered under the Registration Statement, and to terminate the effectiveness of the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, State of Pennsylvania, on December 5, 2012.

WPCS INTERNATIONAL INCORPORATED

By:	/s/ Andrew Hidalgo
Andrew Hidalgo
Chairman, Chief Executive Officer and Director

By:	/s/ Joseph Heater
Joseph Heater
Chief Financial Officer (Principal Financial Officer) and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, Chief Executive Officer	December 5, 2012
Andrew Hidalgo	(Principal Executive Officer) and Director

*	Chief Financial Officer (Principal Financial Officer and	December 5, 2012
Joseph Heater	Principal Accounting Officer)

	Director	December 5, 2012
Charles F. Benton

*	Director	December 5, 2012
Norm Dumbroff

*	Director	December 5, 2012
Neil Hebenton

	Director	December 5, 2012
Kevin Coyle

* By: /s/  JOSEPH HEATER

Joseph Heater
Attorney-in-fact

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